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                                                                  Exhibit 23 to
                                                             Form 10-K for 2001



                             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-60370), Form S-8 (File No. 333-60376), Form S-8 (File No. 333-60378), Form S-8 (File No. 60384), Form S-8 (File
No. 33-29332), Form S-8 (File No. 33-1462), Form S-8 (File No. 33-36380),
Form S-14 (File No. 2-82253), Form S-8 (File No. 333-38743), Form S-8 (File
No. 33-1487), Form S-8 (File No. 33-36831), Form S-8 (File No. 333-38763),
Form S-8 (File No. 333-86971), Form S-8 (File No. 33-29331), Form S-3 (File
No. 333-65581), Form S-8 (File No. 333-28385), Form S-8 (File No. 333-28381),
Form S-8 (File No. 33-60209), Form S-8 (File No. 333-77011), Form S-3 (File
No. 333-90711) of Broadwing Inc. of our report dated March 11, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
Cincinnati, Ohio
March 28, 2002